Back to Form 8-K
Exhibit 10.2

WELLCARE HEALTH PLANS, INC.

INDEMNIFICATION AGREEMENT

    This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of May  8, 2009, and effective as of January 25, 2008 (the “Effective Date”), by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and Heath Schiesser, President and Chief Executive Officer of the Company (“Indemnitee”).  Capitalized terms used and not otherwise defined in the section or provision of this Agreement in which they are used have the meanings set forth in Section 10 hereof.

RECITALS

A.                The Board of Directors of the Company has determined that the increasing difficulty in attracting and retaining qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be adequate insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

B.                 Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers the Company to indemnify and advance expenses to its officers, directors, employees and agents by agreement and to indemnify and advance expenses to persons who serve, at the request of the Company, as directors, officers, employees, or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

C.                 The Company has adopted provisions in its Certificate of Incorporation providing for mandatory indemnification of its officers and directors to the fullest extent permitted by applicable law, subject to certain limitations specified in the Certificate of Incorporation, and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses.

D.                To the extent that Indemnitee previously has entered into an indemnification or advancement of expenses agreement with the Company that remains in full force and effect, including, without limitation, that Affirmation and Undertaking of Officer of WellCare Health Plans, Inc. executed by Indemnitee on December 17, 2007 (a “Previous Agreement”), the Company desires that such Previous Agreement shall govern the indemnification, advancement of expenses and other related rights and obligations of Indemnitee and the Company with respect to Proceedings (as defined below) that arose or may arise from actual or alleged events, occurrences, acts or omissions occurring prior to the Effective Date (regardless of whether such Proceedings were or are initiated before, on or after the Effective Date).

E.                 Regardless of whether an Indemnitee has entered into a Previous Agreement, the Company desires that this Agreement shall govern the indemnification rights and obligations of Indemnitee and the Company with respect to Proceedings initiated on or after the Effective Date and arising out of actual or alleged events, occurrences, acts or omissions occurring on or after the Effective Date.

F.                 The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and/or one or more of its Subsidiaries and, in order to induce Indemnitee to provide or to continue to provide services to the Company and/or one or more of its Subsidiaries, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

G.                 In view of the considerations set forth above, the Company desires that Indemnitee be entitled to indemnification and advancement, subject to and in accordance with the terms and conditions set forth herein.

    NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.         Indemnification and Advancement of Expenses

(a)             Indemnification for Losses

    To the fullest extent permitted by applicable law and in a manner permitted by such law, if Indemnitee is or was or becomes, a party to or is otherwise involved in any Proceeding, or is or was threatened to be made a party to or a participant in any such Proceeding, by reason of the Indemnitee’s Corporate Status, or by reason of (or arising in part out of) any actual or alleged event or occurrence related to the Indemnitee’s Corporate Status, or by reason of any actual or alleged act or omission on the part of Indemnitee taken or omitted in or relating to the Indemnitee’s Corporate Status, then the Company shall indemnify Indemnitee against any and all Losses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such a Proceeding or any claim, issue, or matter therein.

(b)             Indemnification for Expenses as a Witness

    Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by applicable law and in a manner permitted by such law, to the extent that the Indemnitee, by reason of the Indemnitee’s  Corporate Status, is or was or becomes, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

(c)             Mandatory Payment of Expenses

    Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

                                    (d)             Procedure for Determination of Entitlement to Indemnification

                 (i)              To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request for indemnification, including therein or therewith, except to the extent previously provided to the Company in connection with a request or requests for advancement pursuant to Section 1(e) hereof, a statement or statements reasonably evidencing all Losses incurred or paid by or on behalf of the Indemnitee and for which indemnification is requested.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                                                     (ii)              Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 1(d)(i) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case by the Reviewing Party.  If there has not been a Change in Control, or if there has been a Change in Control which has been approved by a majority of the directors of the Company who were directors immediately prior to the Change in Control (the “Incumbent Directors”), the Reviewing Party shall be selected by the Board of Directors of the Company by a majority vote of the Disinterested Directors, and if there has been a Change in Control which has not been approved by a majority of the Incumbent Directors, the Reviewing Party shall be Independent Legal Counsel.

                                                     (iii)            Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel, such determination shall be set forth in a written opinion addressed to the Board of Directors, and such notice to Indemnitee shall be accompanied by a copy of such written opinion.  If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled shall be made within thirty (30) days after such determination.  If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based.

(e)	Advancement of Expenses

Notwithstanding anything in this Agreement to the contrary, but subject to Section 8(b) hereof, if Indemnitee is or was or becomes a party to or is otherwise involved in any Proceeding (including as a witness), or is or was threatened to be made a party to or a participant (including as a witness) in any such Proceeding, by reason of the Indemnitee’s Corporate Status, or by reason of (or arising in part out of) any actual or alleged event or occurrence related to the Indemnitee’s Corporate Status, or by reason of any actual or alleged act or omission on the part of Indemnitee taken or omitted in or relating to the Indemnitee’s Corporate Status, then the Company shall advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any such Proceeding in advance of the final disposition of such Proceeding within ten (10) calendar days after the receipt by the Company of invoices presented to Indemnitee for such Expenses; provided Indemnitee shall undertake to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses under this Agreement or otherwise.  Any advances and undertakings to repay pursuant to this Section 3 shall be unsecured and interest free.

2.         Remedies of Indemnitee

(a)             Adjudication of Entitlement to Indemnification or Advancement

In the event that (i) a determination is made by the Reviewing Party pursuant to Section 1(d) of this Agreement that the Indemnitee is not entitled to indemnification, (ii) advancement of Expenses is not timely made pursuant to Section 2 of this Agreement, (iii) if the determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 1(d) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 1(d) within thirty (30) days after receipt by the Company of the Indemnitee’s written request for indemnification, (iv) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 1(d) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 1(d) hereof within sixty (60) days after receipt by the Company of the Indemnitee’s written request for indemnification, (v) payment of indemnification is not made pursuant to Section 1(b) or Section 1(c) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (vi) payment of indemnification pursuant to Section 1(a) of this Agreement is not made within thirty (30) days after a determination has been made pursuant to Section 1(d) that the Indemnitee is entitled to indemnification, then the Indemnitee shall be entitled to commence a proceeding in the Court of Chancery of the State of Delaware (or other court of competent jurisdiction) seeking to establish or enforce the Indemnitee’s entitlement to such indemnification or advancement of Expenses, and the Company hereby consents to service of process and to appear in any such proceeding commenced in the Court of Chancery of the State of Delaware. If a determination shall have been made by the Reviewing Party pursuant to Section 1(d) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 2(a) shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of any adverse determination by the Reviewing Party.

(b)	Notice by Indemnitee

    Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, provide the Company notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement.  The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation that it may have to the Indemnitee under this Agreement or otherwise, except to the extent the Company is materially prejudiced by such failure.

(c)             No Presumptions; Burden of Proof

      (i)           For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendre or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

                                                      (ii)          In connection with any determination by the Reviewing Party or the Court of Chancery of the State of Delaware (or other court of competent jurisdiction) as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)	Notice to Insurers

    If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

3.         Scope; Nonexclusivity

(a)             Scope

    It is understood that the parties to this Agreement intend for this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent now or hereafter permitted by law, subject only to the express exceptions and limitations otherwise set forth in this Agreement.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a member of the Board of Directors or an officer, employee, agent or fiduciary of the Company or any Subsidiary, as applicable, to receive indemnification from the Company, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a member of the Board of Directors or an officer, employee, agent or fiduciary of the Company or any Subsidiary, as applicable, to receive indemnification from the Company, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)	Nonexclusivity

            The indemnification and advancement of Expenses provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the certificate of incorporation, bylaws, or similar organizational documents of the Company or any Subsidiary, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise.  Notwithstanding anything in this Section 3(b) to the contrary, to the extent the time periods specified in Sections 1 and 2 hereof with respect to the time at which the Indemnitee shall be entitled to seek an adjudication as to the Indemnitee’s entitlement to indemnification or advancement differ from similar time periods specified in the Company’s Certificate of Incorporation or Bylaws, the time periods set forth in Sections 1 and 2 hereof shall control and be binding on the Indemnitee and the Company and shall be deemed a waiver of any contrary right specified in the Company’s Certificate of Incorporation or Bylaws.

4.	No Duplication of Payments

    Except to the extent required by applicable law, the Company shall not be liable under this Agreement to make any payment to Indemnitee with respect to amounts otherwise indemnifiable hereunder (or for which advancement is otherwise provided hereunder) if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, governing documents of the Company or Another Enterprise, or otherwise.  Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify or advance expenses to Indemnitee.

                5.                 Partial Indemnification

    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Losses incurred in connection with any Proceeding, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Losses to which Indemnitee is entitled.

6.	Mutual Acknowledgement

    Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

                7.                 Maintenance of Liability Insurance

     The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or to the Company’s officers, if Indemnitee is not a director of the Company but is an officer.  Notwithstanding the foregoing but subject to the following proviso, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage proved, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or Subsidiary of the Company; provided that Indemnitee shall be entitled to the rights to insurance set forth in the  Employment Agreement between the Indemnitee, the Company and Comprehensive Health Management, Inc., a wholly owned subsidiary of the Company, made effective as of January 25, 2008 (the “Employment Agreement”) and in the event of any conflict between this Agreement and the Employment Agreement with respect to the rights to insurance, such conflict shall be resolved in a manner most favorable to the Indemnitee.

                8.                 Exceptions

    Notwithstanding anything to the contrary herein other than Section 1(c) hereof, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)	Unlawful Claims

    To indemnify Indemnitee with respect to any Proceeding if a final decision by a court having jurisdiction shall have determined that such indemnification is not lawful;

(b)	Proceedings Initiated by Indemnitee

    To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) as provided in Section 13 of this Agreement, (ii) with respect to any Proceeding specifically authorized by the Board of Directors, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law; provided, however, that such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate; or

(c)	Claims Under Section 16(b)

    To indemnify Indemnitee for Losses incurred or sustained by or on behalf of Indemnitee in any Proceeding for an accounting of profits arising from the purchase and sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules and regulations promulgated thereunder, or any similar provisions of any federal, state or local statute; or

    (d)             Standards of Conduct

    Unless ordered by a court in a proceeding pursuant to Section 2(a) hereof or otherwise, and except as provided in Section 1(c) and (to the extent permitted by applicable law) Section 1(b) of this Agreement, to indemnify Indemnitee for any Losses incurred by or on behalf of Indemnitee in connection with any Proceeding if a determination has not been made by the Reviewing Party in the specific case that Indemnitee has satisfied any standards of conduct required as a condition to indemnification under Section 145 of the Delaware General Corporation Law.

                9.                 Period of Limitations

    No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.	Construction of Certain Terms and Phrases

    As used in this Agreement, the following terms and phrases shall have the meanings set forth below:

    (a)             “Another Enterprise” and “Other Enterprise” refer to a corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or any other form of enterprise, other than the Company.

    (b)             A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

    (c)             References to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

    (d)             “Corporate Status” describes the Indemnitee’s status as a present or former director, officer, employee, agent, or fiduciary of the Company or any Subsidiary, or the Indemnitee’s status as a director, officer, employee, agent, or fiduciary of Another Enterprise to the extent the Indemnitee is or was serving in such capacity with respect to such Other Enterprise at the request of Company or any Subsidiary.

    (e)             “Expense” shall include, without limitation, attorneys’ fees; retainers; disbursements of counsel; court costs; filing fees; transcript costs; fees and expenses of experts; fees and expenses of witnesses; fees and expenses of accountants and other consultants (excluding public relations consultants unless approved in advance by the Company); travel expenses; duplicating and imaging costs; printing and binding costs; telephone charges; facsimile transmission charges; computer legal research costs; postage; delivery service fees; fees and expenses of third-party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, as well as all other “expenses” within the meaning of that term as used in Section 145 of the General Corporation Law of the State of Delaware and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred; but, notwithstanding anything in the foregoing to the contrary, “Expenses” shall not include amounts of judgments, penalties, or fines actually levied against the Indemnitee in connection with any Proceeding.

    (f)              “Independent Legal Counsel” shall mean an attorney or firm of attorneys who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).  Independent Legal Counsel shall be selected as follows:  (i) by a majority of the Disinterested Directors if there has not been a Change in Control or if there has been a Change in Control which has been approved by a majority of the Incumbent Directors; or (ii) by Indemnitee, subject to the approval by a majority of the Disinterested Directors (which shall not be unreasonably withheld), if there has been a Change in Control which has not been approved by a majority of the Incumbent Directors.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel, regardless of which party selects the Independent Legal Counsel.

    (g)             “Losses” means all Expenses, judgments, penalties, fines (including any excise taxes assessed on Indemnitee with respect to an employee benefit plan), liabilities, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld or delayed) in connection with a Proceeding, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

    (h)             “Proceeding” means any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation (including any internal investigation), inquiry, administrative hearing, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, and whether civil, criminal, administrative, or investigative.

    (i)              “Reviewing Party” shall mean (i) the Board of Directors acting by a majority vote of the directors who are not and were not parties to the Proceeding in respect of which indemnification is being sought (the “Disinterested Directors”), even though less than a quorum of the Board of Directors, (ii) a committee of some or all of the Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (iii) Independent Legal Counsel.

    (j)              “Subsidiary” shall mean any corporation, partnership, limited liability company, or other entity of which more than 50% of the voting power represented by the outstanding voting securities or other equity interests is owned, directly or indirectly, by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

     (k)             “Voting Securities,” when used with reference to the Voting Securities of the Company, shall mean any securities of the Company that vote generally in the election of directors.

     (l)             References herein to a director of Another Enterprise (or a director of an Other Enterprise) or to a director of a Subsidiary shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

    (m)             (1) References herein to the Indemnitee’s serving at the request of the Company or a Subsidiary as a director, officer, employee, agent, or fiduciary of Another Enterprise shall include any service as a director, officer, employee, or agent of the Company or any Subsidiary that imposes duties on the Indemnitee, or involves services by the Indemnitee, with respect to an employee benefit plan of the Company or any of its affiliates, other than solely as a participant or beneficiary of such a plan; and (2) if the Indemnitee has acted in good faith and in a manner such the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company for purposes of this Agreement and applicable law.

                11.               Counterparts

    This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.	Binding Effect; Successors and Assigns; Survival of Rights

    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  The indemnification, advancement, and other rights provided by, or granted pursuant to, this Agreement shall continue during the period that the Indemnitee is a director, officer, employee, agent, or fiduciary of the Company or a Subsidiary or is serving in any such capacity with respect to Another Enterprise at the request of the Company or a Subsidiary, and shall continue after such period so long as Indemnitee shall be subject to any possible Proceeding (including any appeal therefrom), by reason of Indemnitee’s Corporate Status, or by reason of (or arising in part out of) any actual or alleged event or occurrence related to the Indemnitee’s Corporate Status, or by reason of any actual or alleged act or omission on the part of Indemnitee taken or omitted in or relating to the Indemnitee’s Corporate Status, and shall further continue for such period of time following the conclusion of any such Proceeding as may be reasonably necessary for Indemnitee to enforce rights and remedies pursuant to this Agreement as provided in Section 2 of this Agreement.

                13.               Attorneys’ Fees and Other Expenses in Enforcement Proceedings

   In the event that (a) the Indemnitee commences a proceeding seeking (1) to establish or enforce the Indemnitee’s entitlement to indemnification or advancement of Expenses pursuant to the terms of this Agreement, (2) to otherwise enforce Indemnitee’s rights under or to interpret the terms of this Agreement, (3) to recover damages for breach of this Agreement, (4) to establish or enforce Indemnitee’s entitlement to indemnification or advancement pursuant to the Certificate of Incorporation or Bylaws of the Company, or (5) to enforce or interpret the terms of any liability insurance policy maintained by the Company (each such proceeding an “Indemnitee Enforcement Proceeding”), or (b) the Company commences a proceeding against the Indemnitee seeking (1) to recover, pursuant to an undertaking or otherwise, amounts previously advanced to Indemnitee, (2) to enforce the Company’s rights under or to interpret the terms of this Agreement, or (3) to recover damages for breach of this Agreement (each such proceeding a “Company Enforcement Proceeding” and together with each form of Indemnitee Enforcement Proceeding, an “Enforcement Proceeding”), then the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Enforcement Proceeding, but only if (and only to the extent) the Indemnitee prevails therein.  The Company also shall be required to advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Enforcement Proceeding in advance of the final disposition of such proceeding within ten (10) calendar days after the receipt by the Company of invoices presented to Indemnitee for such Expenses; provided Indemnitee undertakes to repay any Expenses so advanced if and to the extent Indemnitee does not prevail in such Enforcement Proceeding.

14.	Notice

    All notices and other communications required or permitted hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to be received (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by certified or registered mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as a party may designate by ten days’ advance written notice to the other party hereto.

15.	Headings

    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                16.               Severability

    The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.	Choice of Law; Submission to Jurisdiction; Service of Process

    This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.  The Company and the Indemnitee each hereby irrevocably and unconditionally (i) agrees and consents to the nonexclusive jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit, or proceeding that arises out of or relates to this Agreement and agrees that any such action instituted under this Agreement may be brought in the Court of Chancery of the State of Delaware or other court of the State of Delaware having jurisdiction over such matter; (ii) waives any objection to the laying of venue of any such action or proceeding in the courts of the State of Delaware; and (iii) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or otherwise inconvenient forum.  Each of the Company and the Indemnitee hereby consents to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 14 hereof.  Nothing herein shall preclude service of process by any other means permitted by applicable law.

                18.               Subrogation

    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

                19.               Amendment and Termination

    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                20.               Effective Date; Prior Agreements

    This Agreement shall be effective as of the Effective Date and shall govern the indemnification rights and obligations of Indemnitee and the Company with respect to Proceedings arising from (a) any actual or alleged event or occurrence related to Indemnitee’s Corporate Status, or (b) any actual or alleged act or omission on the part of Indemnitee taken or omitted in or relating to Indemnitee’s Corporate Status, occurring in the case of both (a) and (b) on or after the Effective Date.  To the extent that Indemnitee has a Previous Agreement, the indemnification rights and obligations of Indemnitee and the Company with respect to proceedings that arose or may arise from actual or alleged events, occurrences, acts or omissions occurring prior to the Effective Date (regardless of whether such proceedings were or are initiated before, on or after the Effective Date) shall be governed by such Previous Agreement and not this Agreement.

                21.               Integration and Entire Agreement

    This Agreement and the Employment Agreement sets forth the entire understanding between the parties hereto and supersedes (except as set forth in paragraph 20) and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

22.	No Construction as Employment Agreement

    Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its Subsidiaries.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WELLCARE HEALTH PLANS, INC.

By:  /s/ Thomas F. O'Neil III
Name:  Thomas F. O'Neil III
Title:  Senior Vice President, General Counsel
and  Secretary

AGREED TO AND ACCEPTED BY:

Signature: /s/ Heath Schiesser

Name:          Heath Schiesser

Address:  [REDACTED]

                  [REDACTED]

Facsimile: [REDACTED]
Phone:  [REDACTED]